UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 25, 2019

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	717 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ORRF	The Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2019, Orrstown Bank (the “Bank”), the wholly-owned bank subsidiary of Orrstown Financial Services, Inc. (the “Company”), entered into a Deferred Compensation Agreement with Thomas R. Quinn, Jr., President and Chief Executive Officer (the “Executive”).
The Deferred Compensation Agreement is intended to provide the Executive with the potential for certain retirement benefits payable in monthly installments over a 15 year period beginning the month following the Executive’s separation from service upon or after he reaches normal retirement age (age 65), the month following his reaching normal retirement age in the cases of early termination and change in control, or the month following a separation from service in the case of disability.
The agreement provides for the establishment of a deferral account into which the Bank may, but is not required to, make monthly contributions. It is anticipated that the Bank will initially make monthly contributions of $33,721 into the deferral account. Such contributions may be increased or decreased within the sole discretion of the Bank. Assuming the Bank continues a monthly contribution of $33,721, the annual normal retirement benefit is anticipated to be approximately $200,000.
Prior to the earliest to occur of: (i) a separation from service, (ii) disability, (iii) death and (iv) the Executive attaining age 70, interest will accrue on amounts credited to the deferral account at the “accumulation period crediting rate,” compounded monthly. Following any of the aforementioned events, interest will accrue at the rate of four percent, except in the event of a change in control, in which case no interest will accrue until normal retirement age and, thereafter, interest will accrue at the rate of four percent.
In order to further link the amount of the benefit to overall corporate performance, the “accumulation period crediting rate” will mirror the Company’s return on average tangible equity (computed annually as described in the agreement); provided, that in no event will the rate be less than zero nor more than fifteen percent.
The total benefit payable in the event of normal retirement, early termination or disability is equal to the deferral account balance as of such date, with interest accruing as described above.
The total benefit payable in the event of a separation from service in connection with a change in control and prior to normal retirement age is the greater of the projected deferral account balance and $2,260,638. The projected deferral account balance is the deferral account balance at the date of the separation from service, plus an additional amount equal to the average monthly contribution made by the Bank prior to the separation from service multiplied by the number of months remaining through normal retirement age. Consistent with the Salary Continuation Agreement entered into between the Bank and Executive on December 22, 2009, in the event that any benefit distributable under the agreement would subject Executive to an excise tax under the excess parachute rules of Internal Revenue Code Section 280G, the agreement provides for the payment of an additional amount equal to: the Executive’s excise penalty tax amount divided by the difference between (one minus the sum of (the penalty tax rate plus the Executive’s marginal income tax rate)).
The total benefit payable in the event of a separation from service due to death is the greater of the actual deferral account balance and $2,260,638.
Benefits under the agreement will be forfeited if Executive is terminated for cause, or if he commits suicide within 2 years after the effective date of the agreement, or if any insurance company which issued a life insurance policy covering Executive and owned by the Bank denies coverage because of misstatements of fact made by Executive on an application for life insurance, or if Executive is subject to a final removal or prohibition order issued by a federal banking agency pursuant to the Federal Deposit Insurance Act, or if Executive becomes interested as a sole proprietor, partner, substantial shareholder, officer, director, or employee in a competitor of the Bank within a 50 mile radius of the Bank’s headquarters in Shippensburg, Pennsylvania.

Additionally, in order to correct an inconsistency among the compensatory agreements to which Executive is a party, on September 25, 2019, the Bank, the Company and Executive entered into an amendment to Executive’s Change in Control Agreement, solely to provide for the same excise tax payment as that contained in his 2009 Salary Continuation Agreement and Deferred Compensation Agreement (described above). All other terms of Executive’s Change in Control Agreement remain unchanged.
Finally, in order to ensure consistency between the Deferred Compensation Agreement and the 2009 Salary Continuation Agreement, on September 25, 2019, the Bank and Executive entered into an amendment to the 2009 Salary Continuation Agreement to limit the circumstances in which the 2009 Salary Continuation Agreement can be terminated and a lump sum payment made to Executive to the following: (i) a dissolution of the Bank; or (ii) a termination of all similar compensatory arrangements, provided that such termination occurs prior to a change in control of the Bank.
The foregoing summary of the Deferred Compensation Agreement, Amendment No. 1 to Change in Control Agreement and First Amendment to Salary Continuation Agreement is not complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Deferred Compensation Agreement between Orrstown Bank and Thomas R. Quinn, Jr.
10.2	Amendment No. 1 to Change in Control Agreement between Orrstown Financial Services, Inc., Orrstown Bank and Thomas R. Quinn, Jr.
10.3	First Amendment to Salary Continuation Agreement between Orrstown Bank and Thomas R. Quinn, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: September 27, 2019	By:	/s/ Thomas R. Brugger
Thomas R. Brugger Executive Vice President and Chief Financial Officer (Duly Authorized Representative)